STATE OF MINNESOTA | DISTRICT COURT

COUNTY OF HENNEPIN | FOURTH JUDICIAL DISTRICT

Case Type: Contract

Whitebox Advisors, LLC, a Delaware limited liability company; Pandora Select Partners, L.P., a British Virgin Islands limited partnership; and Whitebox Hedged High Yield Partners, L.P., a British Virgin Islands limited partnership,

Plaintiffs,

vs.

Hydrogen Power, Inc., f/k/a Equitex, Inc., a Delaware company,

Defendant.

Court File No. ______________

FORBEARANCE AGREEMENT

RECITALS

1. Whitebox Advisors, LLC, a Delaware limited liability company, is authorized to act on behalf of and as Collection Agent for Plaintiffs Pandora Select Partners, L.P., a British Virgin Islands limited partnership, and Whitebox Hedged High Yield Partners, L.P., a British Virgin Islands limited partnership ("Plaintiffs").

2. Defendant, Hydrogen Power, Inc., is a Delaware corporation, with its principal place of business at 201 Elliott Avenue West, Suite 400, Seattle, Washington 98119.

3. On August 9, 2007, Plaintiffs submitted an application to enter judgment pursuant to Confession of Judgment against Defendant Hydrogen Power, Inc. in the principal amount of $914,728.66, together with accruing interest cost and reasonable attorney's fees (the "Hydrogen Power Confession of Judgment").

4. Plaintiffs are willing to forbear from execution upon any judgment entered and further collection pursuant to the Hydrogen Power Confession of Judgment on the following terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto agree as follows:

1. Payments. Hydrogen Power, Inc. shall make payments by wire transfer to Whitebox Advisors, LLC as follows:

a. on or before 4:00 p.m., Central Time, August 14, 2007 - $300,000;

b. on or before 4:00 p.m., Central Time, October 15, 2007 – $646,981.66.

2. Pledge of Stock. Defendant shall deliver to the custody and control of Whitebox Advisors, LLC, by not later than 4:00 p.m., Central Time, on August 17, 2007, the original stock certificate for 3,500,000 shares of common stock of FastFunds Financial Corporation issued to Hydrogen Power, Inc., pursuant to Section 2 of the Note and Security Agreement dated December 27, 2006 and Section 3 of the Stock Pledge Agreement dated September 15, 2005, together with a fully executed stock power endorsed in blank in the form attached hereto as Exhibit A.

3. Personal Guaranty and Confession of Judgment of Henry Fong. Henry Fong shall deliver to Whitebox Advisors, LLC, a fully executed Personal Guaranty and Confession of Judgment in the forms attached hereto and incorporated by reference as Exhibit B and Exhibit C, respectively. Such documents shall be delivered by fax signature on August 13, 2007 and by original signature on or before 5:00 p.m., Central Time, on August 17, 2007.

4. Representations and Warranties of Hydrogen Power, Inc. Hydrogen Power, Inc. hereby represents and warrants to Plaintiffs and Collection Agent as follows:

a. The recitals in this Forbearance Agreement are true and correct in all respects;

b. Hydrogen Power, Inc. is duly organized, validly existing and in good standing under the laws of the state of its formation.

c. The execution, delivery and performance by Hydrogen Power, Inc. of this Forbearance Agreement and the related documents to which Hydrogen Power, Inc. is or is to be a party (i) are within Hydrogen Power, Inc.'s powers, have been duly authorized by all necessary action, and do not contravene, violate or constitute a default under (A) Hydrogen Power, Inc.'s organizational documents, (b) any agreement, mortgage, contract, judgment, order or decree in any material respect, or (C) any requirement of law binding on or affecting it or its property; and (ii) will not result in or require the creation or imposition of any lien of any nature upon or with respect to any property of Hydrogen Power, Inc. except in favor of Plaintiffs.

d. No authorization, approval or other action by, and no notice to or filing with any governmental authority is required for the due execution, delivery and performance by Hydrogen Power, Inc. of this Forbearance Agreement or any of the related documents to which Hydrogen Power, Inc. is or is to be a party.

e. This Forbearance Agreement and each of the related documents to which Hydrogen Power, Inc. is a party constitute the legal, valid and binding obligations of Hydrogen Power, Inc. and are enforceable against Hydrogen Power, Inc. in accordance with their respective terms.

f. Hydrogen Power, Inc., is the sole owner of the 3,500,000 shares of common stock of FastFunds Financial Corporation free and clear of any and all claims and encumbrances.

4. Reaffirmations. The Amended Security Agreement dated September 15, 2005, as amended by a Note and Security Amendment Agreement dated December 27, 2006 specifically reconfirming the first priority liens in all assets of Hydrogen Power, Inc. and its subsidiaries is hereby reaffirmed in all respects. The Stock Pledge Agreement dated September 15, 2005 pledging to Plaintiffs all equity interests in Hydrogen Power, Inc., including 3,500,000 shares of FastFunds Financial Corporation, is also hereby reaffirmed in all respects.

5. Agreement to Forbear. For so long as Hydrogen Power, Inc. complies with the provisions of this Agreement, Plaintiffs shall forbear from exercising their remedies against Hydrogen Power, Inc. under the notes, the Amended Security Agreement dated September 15, 2005, the Note and Security Amendment Agreement dated December 27, 2006, the Stock Pledge Agreement dated September 15, 2005, and from enforcing any judgment entered pursuant to the Hydrogen Power, Inc. Confession of Judgment.

6. Miscellaneous.

a. All representations, warranties, covenants, agreements, undertakings made by Hydrogen Power, Inc. shall survive the termination of this Agreement.

b. No reported amendment, modification, rescission, waiver or release of any provision of this Forbearance Agreement shall be effected unless the same shall be in writing and signed by each of the parties hereto, and such waiver shall be effective only in the specific instance and for the specific purpose for which given.

6. This Forbearance Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to principals of conflicts of law.

7. This Forbearance Agreement may be executed in several counterparts and via facsimile, each which shall be deemed to be an original, but all of which shall constitute one instrument.

ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS FORBEARANCE AGREEMENT OR ANY OF THE UNDERLYING AGREEMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF MINNESOTA OR OF THE UNITED STATES OF AMERICA LOCATED WITHIN THE STATE OF MINNESOTA, AND BY EXECUTION AND DELIVERY HEREOF, HYDROGEN POWER, INC. AND HENRY FONG HEREBY ACCEPT FOR THEMSELVES IN RESPECT OF THEIR RESPECTIVE PROPERTY GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN, HOWEVER, SHALL AFFECT THE RIGHT OF PLAINTIFFS OR COLLECTION AGENT TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HYDROGEN POWER, INC. OR HENRY FONG IN ANY OTHER JURISDICTION.

[signature page follows intentionally]

Dated: ______________________________

WHITEBOX ADVISORS, LLC, a Delaware limited liability company

By ______________________________
Its ______________________________

Dated: ______________________________

PANDORA SELECT PARTNERS, L.P., a British Virgin Islands limited partnership

By ______________________________
Its ______________________________

Dated: ______________________________

WHITEBOX HEDGED HIGH YIELD PARTNERS, L.P., a British Virgin Islands limited partnership

By ______________________________
Its ______________________________

Dated: ______________________________

HYDROGEN POWER, INC., f/k/a Equitex, Inc., a Delaware company

By ______________________________
Its ______________________________

Dated: ______________________________

____
Henry Fong, Guarantor